                                                                   EXHIBIT 10.32
                                                    Vitria Contract Number: 8913

                               MARKETING AGREEMENT

This Marketing Agreement (this "Agreement") is entered into between

            QILINSOFT, LLC                        VITRIA TECHNOLOGY, INC.,
A CALIFORNIA LIMITED LIABILITY COMPANY    AND     A DELAWARE CORPORATION
              ("COMPANY")                               ("VITRIA")

for the purpose of setting forth the terms and conditions of a mutually beneficial joint marketing and sales relationship between the parties.

NOW, THEREFORE, in exchange for the mutual promises contained herein, Vitria and Company hereby agree as follows:

1.    COMMUNICATIONS AND SALES ASSISTANCE FEE.

1.1 Designated Contact. Each party shall designate a single point of contact to manage the relationship contemplated by this Agreement. For Vitria, the contact shall be: Roger Playfair. For Qilinsoft, the contact shall be: Michael Chang. Unless otherwise agreed by the parties, correspondence between the parties related to performance under this Agreement shall include a copy to these contacts.

1.2 Sales Assistance. At its discretion, each party may (i) provide limited sales assistance to the other party in helping to close sales opportunities with prospective clients, and (ii) make available to the other party sales and marketing information that it deems appropriate to help close sales opportunities. The parties agree that in certain circumstances set forth in Exhibit A, one party shall pay the other party a sales assistance fee in consideration of the assisting party's efforts in closing a sales opportunity. In addition, the party requesting sales assistance shall pay the out-of-pocket expenses of the party providing such assistance.

2. MARKETING

2.1 Reputation and Goodwill. Each party agrees to use commercially reasonable efforts to properly use the other party's correct product names and trademarks in all external or public forums and shall not knowingly make false or misleading representations with regard to the other party or its products.

2.2 Publicity. Except as may be otherwise set forth in this Agreement, either party may disclose the general existence and nature of this Agreement, but may not disclose the specific terms of this Agreement without the prior consent of the other party. Neither party may issue a press release describing the relationship contemplated under this Agreement without the prior written consent of the other party.

3. CONFIDENTIALITY.

3.1 Confidential Information. Under this Agreement, the parties may have access to information that is confidential in nature ("Confidential Information"). Confidential Information shall include, but is not limited to: (i) all information designated as confidential by either party; (ii) software and products, including all source and object code and documentation related to such software; (iii) information relating to the disclosing party's software or hardware products, data files, specifications, data bases, networks, system design, file layouts, tool combinations and development methods as well as information relating to the disclosing party's business or financial affairs, which may include business methods, marketing strategies, pricing, competitor information, product development strategies and methods, customer lists and financial results; and, (iv) all tangible material which contains Confidential Information, whether written or printed documents, computer disks or tapes, whether user or machine readable. A party's Confidential Information shall not include any information which: (a) becomes part of the public domain through no act or omission of the other party; (b) is lawfully acquired by the other party from a third party without any breach of confidentiality; (c) is disclosed by a party to a third party without any obligation of confidentiality; (e) is independently developed by the receiving party; or (f) is approved for release by prior written authorization of the disclosing party.

Marketing Agreement

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                                                                   EXHIBIT 10.32
                                                    Vitria Contract Number: 8913

3.2 Protection. The parties agree to maintain the confidentiality of the Confidential Information and to protect as a trade secret all portions of the other party's Confidential Information by preventing any unauthorized copying, use, distribution, installation or transfer of possession of such information. Dissemination of Confidential Information by each party shall be limited to those employees with the need to such access for the advancement of the goals anticipated under this Agreement. Each party agrees to maintain at least the same procedures regarding Confidential Information that it maintains with respect to its own Confidential Information. Without limiting the generality of the foregoing, neither party shall permit any of its personnel to remove any proprietary or other restrictive notice contained or included in any material provided by the other party and both parties shall not permit its personnel to reproduce or copy any such material except as expressly authorized hereunder.

3.3 Injunctive Relief. Both parties acknowledge that any use or disclosure of the other party's Confidential Information in a manner inconsistent with the provisions of this Agreement will cause the disclosing party irreparable damage for which injunctive relief may be inadequate. Both parties agree that the disclosing party shall be entitled to receive from a court of competent jurisdiction equitable relief in addition to other available remedies.

4. TERM AND TERMINATION.

4.1 Term. The term of this Agreement shall be two (2) years. The Agreement shall automatically terminate after two (2) years.

4.2 Termination by Notification. Either party shall have the right to terminate this Agreement by notifying the other party with 30 days prior written notice. Upon termination: (i) both parties shall immediately cease all joint marketing and sales activities and (ii) all Confidential Information provided to either party pursuant to this Agreement shall be returned to the disclosing party within 10 business days after the termination of this Agreement, including all documentation, hardware and software (whether or not merged into other materials) or, at a minimum certified by the other party that all copies (in any form or media) have been destroyed; and (iii) both parties shall mutually agree as to how to address any outstanding sales and support efforts, such as sales leads, which were directly caused by the sales efforts from the sales activities prior to termination of this Agreement.

5. NO WARRANTY.

UNDER NO CIRCUMSTANCE SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTIAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. MISCELLANEOUS.

6.1 Independent Contractors. The parties are independent contractors and neither party is an employee, agent, partner or joint venture of the other party. Neither party shall have the right to bind the other party in any Agreement with a third party or to incur any obligations or liability on behalf of the other party.

6.2 Non-exclusivity. This Agreement is non-exclusive and nothing in this Agreement will be construed to prevent either party from entering into a similar Agreement with any other party or to restrict such party from directly engaging in related activities.

6.3 Non-solicitation. Company and Vitria jointly agree not to actively recruit each other's employees during the term of this Agreement and for six (6) months thereafter; unless mutually agreed to by the parties hereto.

6.4 Notice. Any notice or other communication required by or permitted in this Agreement shall be in writing and shall be deemed to have been duly given on the day of service if served personally or by facsimile transmission with confirmation, or 5 days after mailing if mailed by First Class mail, registered or certified, postage prepaid, and addressed to the respective parties at the addresses set forth in the signature block below, or at such addresses as may be specified by either party pursuant to the terms and provisions of this Section. If Company's principal place of business is outside the United States and Canada any notice or other communication shall be deemed duly given on the day of service if personally served or by facsimile transmission with confirmation, or three (3) days after mailing if sent by overnight courier service, such as Federal Express. International correspondence shall only be delivered by overnight courier.

Marketing Agreement

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                                                                   EXHIBIT 10.32
                                                    Vitria Contract Number: 8913

6.5 Severability. The provisions of this Agreement are severable and in the event of a court of competent jurisdiction determines any one or more of the provisions contained in this Agreement are, for any reason, invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall remain in full force and effect.

6.6 Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of California, without giving effect to the principles governing conflicts of laws. It shall not be governed by the United Nations Convention of the International Sale of Goods, the application of which is expressly excluded. All legal suits, claims or proceedings shall be brought in the Federal courts in San Francisco or in the state courts in Santa Clara County and each party hereby irrevocably submits to jurisdiction in those courts.

6.7 Entire Agreement. This Agreement (together with all attachments and exhibits hereto) constitutes the entire agreement between the parties related to joint marketing and joint sales activities and supersedes any and all prior agreements between them, whether written or oral, with respect to the subject matter hereof, and may not be amended or modified except in a writing signed by the parties hereto. Nothing in this Agreement is intended to modify the License and Services Agreement or the Development and Services Agreement executed between the parties and effective as of December 31, 2003. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach thereof, shall constitute a continuing waiver of such provision or a breach or waiver of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives, as of the Effective Date.

COMPANY:                                    VITRIA:

QiLinSoft, LLC                              Vitria Technology, Inc.
750 Menlo Avenue, Suite 380                 945 Stewart Drive
Menlo Park, CA 94025                        Sunnyvale, CA 94085
                                            Main Phone 408 212-2700

    /s/ JoMei Chang                             /s/ Michael D. Perry
--------------------------------------   ------------------------------------
Signature                                   Signature

    JoMei Chang, President and CEO            Michael D. Perry, Sr. VP and CEO
--------------------------------------   ------------------------------------
Printed Name/Title                          Printed Name/Title

  November 3, 2004                             November 4, 2004
--------------------------------------   -------------------------------------
Date                                        Effective Date

                                                Vitria-Contracts/Legal
                                                approval:

Marketing Agreement

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                                                                   EXHIBIT 10.32
                                                    Vitria Contract Number: 8913

                                    EXHIBIT A

                          SALES ASSISTANCE FEE PROGRAM

This Exhibit sets forth the terms and conditions under which the parties shall pay one another a sales assistance fee.

In the event that:

      (1) one party ("Requesting Party") to this Agreement requests sales assistance from the other party ("Assisting Party") to this agreement in the sale of software licenses to a client or potential client (the "Client") of the Requesting Party; and

      (2) the Requesting Party and the Assisting Party complete and sign a Sales Opportunity Registration Form (attached as Annex 1); and

      (3) the Assisting Party assists the Requesting Party in selling to Client as described in the Sales Opportunity Registration Form and
            (a) assistance exceeds eight (8) man-hours or (b) the Assisting Party is providing the introduction to the Client and otherwise facilitating the relationship; and

      (4) the Requesting Party receives payment from the Client for the sale of software licenses related to the Sales Opportunity Registration Form within 12 months of the effective date of the Sales Opportunity Registration Form; then within 30 days of receipt of payment from the Client, the Requesting Party shall pay to the Assisting Party a mutually-agreed upon percentage of the license fees paid to the Requesting Party by the Client for the sales opportunity registered in the Sales Opportunity Registration Form. Unless otherwise agreed, Annex 1 shall be completed only in the event that the criteria in item (3) above are met.

Marketing Agreement

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                                                                   EXHIBIT 10.32
                                                    Vitria Contract Number: 8913

                                     ANNEX 1

                       Sales Opportunity Registration Form

REQUESTING PARTY:__________________

ASSISTING PARTY:___________________

EFFECTIVE DATE:____________________

Client's Information

    Name of Client:
    Address:

    Contact Name:
    Title:
    Phone Number:
    Fax Number:
    Brief description of license sales opportunity:

    Brief description of role of Assisting Party:

    The Sales Assistance Fee percentage shall be:

    Approval signatures:

    _____________________________________________
    Vitria Technology, Inc.           Date

    _____________________________________________
    QiLinSoft, LLC                    Date

Marketing Agreement

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